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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Western Bancorp:

    We consent to the use of our report, dated October 10, 1997, included herein. Our report, dated October 10, 1997, contains explanatory paragraphs indicating that: (i) We did not audit the 1996 consolidated financial statements of California Commercial Bankshares. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for California Commercial Bankshares in the 1996 supplemental consolidated financial statements of Western Bancorp, is based on the report of the other auditors; (ii) We did not audit the 1996 consolidated financial statements of SC Bancorp. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for SC Bancorp in the 1996 supplemental consolidated financial statements of Western Bancorp, is based on the report of the other auditors; (iii) The consolidated balance sheet of Western Bancorp (formerly Monarch Bancorp) as of December 31, 1995, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995 were audited by other auditors; (iv) Separate consolidated financial statements of California Commercial Bankshares also included in the 1995 and 1994 supplemental consolidated financial statements were audited by other auditors; (v) Separate consolidated financial statements of SC Bancorp also included in the 1995 and 1994 supplemental consolidated financial statements were audited by other auditors; and (vi) We also audited the combination of the consolidated balance sheet as of December 31, 1995, and the combination of the related statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, after restatement for the poolings-of-interests.

                                          KPMG PEAT MARWICK LLP

Los Angeles, California
October 23, 1997